UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184897	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 E. Cape Coral Parkway, Cape Coral, Florida 33904

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective December 1, 2015, the Board of Directors (the “Board”) of Legacy Education Alliance, Inc. (the “Company”), upon the recommendation of its Nominating Committee, appointed Peter W. Harper to the Board.

Mr. Harper, age 54, currently serves as a Co-President and Chief Financial Officer of Twin-Star International and has over thirty years of financial and senior management experience with both private and public companies.

The Board also appointed Mr. Harper to its audit committee.

Mr. Harper will participate in the Company’s 2015 Incentive Plan described in the Company’s 2015 proxy statement, filed with the U.S. Securities and Exchange Commission (“SEC”) on June 16, 2015. Mr. Harper was awarded 65,217 shares of restricted common stock on December 1, 2015. These shares vest over a two year period in equal annual installments in arrears, subject to accelerated vesting upon a change in control.

The Board has determined that Mr. Harper satisfies the definition of “independent director” and the requirements for service on the Board’s audit committee under the U.S. Securities Exchange Act of 1934, as amended, and NASDAQ listing standards.

On December 7, 2015, the Company issued a press release announcing the appointment of Mr. Harper to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Legacy Education Alliance, Inc. Press Release, dated December 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2015

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Anthony C. Humpage
Name: Anthony C. Humpage
Title: CEO